DELMARVA POWER AND LIGHT COMPANY
                           CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 1997

($ in Thousands)


                                     Eliminations       Consolidated
                                     ------------       ------------
         ASSETS

CURRENT ASSETS
   Cash and cash
     equivalents                                        $     35,339
   Accounts receivable              $     (13,145)           197,561
   Inventories, at
     average cost:
      Fuel(coal, oil,
      and gas)                                                37,425
      Materials and supplies                                  40,518
   Prepayments                             (4,286)            11,255
   Deferred energy costs                                      18,017
   Deferred income
     taxes, net                              (448)               776
                                    --------------      ------------
                                          (17,879)           340,891
                                    --------------      ------------

NONUTILITY PROPERTY AND
  INVESTMENTS
      Nonutility property,
        net                                                   93,528
      Investment in
        leveraged leases                                      46,375
      Funds held by trustee                                   38,642
      Other investments                  (184,707)             9,500
                                    --------------      ------------
                                         (184,707)           188,045
                                    --------------      ------------

UTILITY PLANT, AT ORIGINAL
  COST
   Electric                                                3,083,910
   Gas                                                       241,580
   Common                                                    154,826
                                    -------------       ------------
                                                0          3,480,316
   Less:  Accumulated
     depreciation                                          1,364,232
                                    -------------       ------------
   Net utility plant
     in service                                            2,116,084
   Construction work-
     in-progress                                              93,017
   Leased nuclear fuel,
     at amortized cost                                        31,031
                                    -------------       ------------
                                                0          2,240,132
                                    -------------       ------------

DEFERRED CHARGES AND
  OTHER ASSETS
   Prepaid employee benefit
      costs                                                   58,111
   Unamortized debt expense                                   12,911
   Deferred debt refinancing
     costs                                                    18,760
   Deferred recoverable
      income taxes                                            88,683
   Other                                                      67,948
                                    -------------       ------------
                                                0            246,413
                                    -------------       ------------

TOTAL ASSETS                        $    (202,586)      $  3,015,481
                                    ==============      ============

CAPITALIZATION
AND LIABILITIES

CURRENT LIABILITIES
   Short-term debt                                      $     23,254
   Long-term debt due
     within one year                                          33,318
   Variable rate demand
      bonds                                                   71,500
   Accounts payable                      ($12,991)           103,607
   Taxes accrued                           (4,286)            10,723
   Interest accrued                                           19,902
   Dividends declared                        (154)            23,775
   Current capital lease
      obligation                                              12,516
   Deferred income taxes,
      net                                                          0
   Other                                                      35,819
                                    -------------       ------------
                                          (17,431)           334,414
                                    --------------      ------------

DEFERRED CREDITS AND
  OTHER LIABILITIES
   Deferred income taxes,
     net                                     (448)           492,792
   Deferred investment
     tax credits                                              39,942
   Long-term capital lease
     obligation                                               19,877
   Other                                                      30,585
                                    -------------       ------------
                                             (448)           583,196
                                    --------------      ------------

CAPITALIZATION
   Common stock, $2.25
     par value; 90,000,000
     shares authorized;
     shares outstanding:
     1997--61,210,262,
     1996--60,682,719                      (2,179)           139,116
                                    --------------      ------------
   Additional paid-in
     capital                             (108,349)           526,812
   Retained earnings                        5,143            300,757
                                    -------------       ------------
                                         (105,385)           966,685

   Treasury shares, at cost:
      1997-616,788 shares,
      1996--101,831 shares                 (7,157)           (11,687)
   Unearned compensation                                        (502)
                                    -------------       -------------
      Total common stock-
        holders' equity                  (112,542)           954,496
   Cumulative preferred
     stock                                                    89,703
   Company obligated
     mandatorily redeemable
     preferred securities
     of subsidiary trust
     holding solely
     Company debentures                                       70,000
   Long-term debt                         (72,165)           983,672
                                    --------------      ------------
                                         (184,707)         2,097,871
                                    --------------      ------------

TOTAL CAPITALIZATION
 AND LIABILITIES                    $    (202,586)      $  3,015,481
                                    ==============      ============